Exhibit 99.1

For more information, please contact:

Joseph K. Jachinowski

President and Chief Executive Officer

IMPAC Medical Systems

(650) 623-8800

ir@impac.com

IMPAC Medical Systems Announces

Intent to Restate Its Financial Statements

and Receipt of NASDAQ Delisting Notification

MOUNTAIN VIEW, CA, March 1, 2004 – IMPAC Medical Systems, Inc. (NASDAQ:IMPCE) announced today that it has determined that it will be required under generally accepted accounting principles (GAAP) to restate its financial statements for fiscal years 2000 through 2003 to shift some previously recognized revenues to later quarters or to defer previously recorded revenues and recognize them in periods subsequent to fiscal year 2003.

IMPAC continues to believe that the restatement will not impact the validity of any previously recognized revenues but merely the timing for recognition of those revenues. The review to date has produced no evidence to indicate that customer receipts are impacted or that IMPAC’s reported total cash flows from operations will change. In addition, there is no evidence indicating any fraudulent behavior or intent to mislead investors. IMPAC adopted Statement of Position (SOP) 97-2 “Software Revenue Recognition” in October 1999 for the purposes of revenue recognition. The Company has applied its accounting practices consistently since the adoption of SOP 97-2.

Description of Restatement

The accounting issues that give rise to the restatement fall into three categories. First, IMPAC recognized revenue under certain multi-element contracts once individual elements had been installed, accepted and were in clinical use at the customer site. The Company has now determined that it did not have vendor specific objective evidence of the fair value, or VSOE, of certain of the undelivered elements. Accordingly, the Company must defer the recognition of revenue on these contracts until it has VSOE for all undelivered elements offered under the same contract, the elements for which VSOE does not exist have subsequently been delivered or the elements for which VSOE does not exist have been deleted from the contract.

Second, pursuant to a clause in its purchase and license agreements, IMPAC recognized revenue as of the date of first clinical use, unless a customer objected in writing within five business days after first clinical use. The Company has now determined that from an accounting perspective the determination of acceptance could not have been made for five days, and, hence, it must adjust the date of revenue recognition of the delivered products forward five business days from the date of first clinical use.

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Third, IMPAC recognized revenue for maintenance and support of perpetually licensed software products during the first year by deferring 12% of the net purchase price of the software and recognizing this amount over the 12 months following the customer’s acceptance. The Company should have deferred 12% of the current list price of the software rather than the net purchase price.

As a result of these issues, the Company is currently estimating that of the $168.3 million of revenue previously recognized from fiscal 2000 to fiscal 2003, approximately $16-$19 million will be deferred into future periods commencing in fiscal 2004. IMPAC currently believes that revenues will be reduced for each of the fiscal years 2000 to fiscal 2003 by as much as approximately 6% to 13%. In consultation with IMPAC’s independent auditors, the Company is still in the process of evaluating the final amount of revenue to be deferred to future periods and the amounts of revenues to be moved between fiscal periods from fiscal 2000 through fiscal 2003.

Based on the current status of its review, IMPAC believes that the effect of the above restatements, after deferring commission and travel costs related to the deferred revenue, will be to reduce GAAP net income prior to accretion charges for each of the fiscal years 2000 through 2003 by as much as 45% to 59%. IMPAC expects that the increase in deferred revenues will contribute to higher net income in the future periods in which the deferred revenue is recognized. In addition, IMPAC does not expect any changes to previously reported total cash flows from operations.

The Company is not currently aware of any other material adjustments that will be required to IMPAC’s historical financial statements. However, it is possible that other items may be discovered in the process of restating the financial statements to reflect the accounting issues described above.

Effect of Restatement

The need to restate IMPAC’s historical financial statements will delay the finalization of IMPAC’s Form 10-Q for the quarter ended as of December 31, 2003. In addition, the Company will be unable to file an amendment to its Current Report on Form 8-K relating to the recent acquisition of substantially all of the assets and certain liabilities of Tamtron Corporation and Medical Registry Services, Inc. to include the required historical and pro forma financial statements of the merged companies by the March 8, 2004 due date. The Company currently estimates that it may be up to four to six weeks before it will be in a position to report its fiscal 2004 first quarter results and file its Form 10-Q for the period ended December 31, 2003, restated historical financial statements and the Form 8-K amendment. The Company is working hard to complete this process as expeditiously as is prudent.

Nasdaq Staff Determination

IMPAC also announced that it received a Nasdaq Staff Determination on February 24, 2004 indicating that its securities are subject to delisting at the opening of business on March 4, 2004 as a result of the delayed filing of its Quarterly Report on Form 10-Q. Pursuant to Marketplace Rule 4310(c)(14), IMPAC’s Form 10-Q for the quarter ended December 31, 2003 was originally due February 17, 2004.

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IMPAC intends to request a hearing with a NASDAQ Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant IMPAC’s request for continued listing. IMPAC’s stock will continue to be listed while the appeal is pending. Effective February 27, 2004, the fifth character “E” has been added to IMPAC’s ticker symbol to signify the delinquent filing.

Conference Call Scheduled

A conference call will be held tomorrow, Tuesday, March 2, 2004 at 5:30 AM (PT) /8:30 AM (ET) to discuss the accounting issues involved in the restatement. Individuals are invited to listen to the call by dialing 800-299-6183. International callers can dial 617-801-9713. The PIN number, 67742183, is the same for both domestic and international participants. Dial in approximately ten minutes prior to the scheduled teleconference time. The conference call can also be accessed live over the Internet through the IMPAC website, www.impac.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay on the Company website will be available for two weeks after the original broadcast.

About IMPAC Medical Systems Inc.

IMPAC Medical Systems, Inc. is a leading provider of specialized IT solutions that streamline both clinical and business operations to help improve the process of delivering quality patient care. With open integration to multiple healthcare data and imaging systems, IMPAC offers a comprehensive IT solution that includes specialized electronic charting, full-featured practice management, clinical laboratory management, and outcomes reporting. Supporting over 1,700 installations worldwide, IMPAC delivers practical solutions that deliver better overall communication, process efficiency and quality patient care. For more information about IMPAC Medical Systems’ products and services, please call 650-623-8800 or visit www.impac.com.

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding the company’s review of its revenue recognition policies and intent to restate its historical financial statements, possible delisting from the Nasdaq Stock Market, business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability. All forward looking statements included in this document are based upon information available to the company as of the date hereof, and the company assumes no obligation to update any such forward looking statement. Actual results could differ materially from the company’s current expectations as a result of known and unknown risks and uncertainties. Factors that could cause or contribute to such differences include the company’s ability to expand outside the radiation oncology market or expand into international markets, lost sales or lower sales prices due to competitive pressures, ability to integrate its products successfully with related products and systems in the medical services industry, reliance on distributors and manufacturers of oncology equipment to market its products, and other factors and risks discussed in the company’s Form 10-K and other reports filed by the company from time to time with the Securities and Exchange Commission.